N-SAR Exhibit: Sub-item 77D(g)
Legg Mason Partners Equity Trust
QS Batterymarch Global Equity Fund

In response to Sub-Item 77(D)(g), the Registrant incorporates by reference the fund's Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 485(B) of the Securities Act of 1933 on February 19, 2015 (Accession No. 0001193125-15-054337).